Exhibit 5

                              TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                         A LIMITED LIABILITY PARTNERSHIP
                              BANK OF AMERICA PLAZA
                     600 PEACHTREE STREET, N.E. - SUITE 5200
                           ATLANTA, GEORGIA 30308-2216
                             www.troutmansanders.com
                             TELEPHONE: 404-885-3000


                                  July 31, 2002



The Southern Company
270 Peachtree Street, N.W.
Atlanta, Georgia  30303

Southern Company Capital Funding, Inc.
1403 Foulk Road, Suite 102
Wilmington, Delaware  19803


         Re:  Registration Statement on Form S-3


Ladies and Gentlemen:

         We have acted as counsel to The Southern Company ("Southern") and Southern Company Capital Funding, Inc. ("Capital") in connection with the Registration Statement on Form S-3 (Registration Statement Nos. 333-65178, 333-65178-01, 333-65178-02 and 333-65178-03) filed with the Securities and
Exchange Commission (the "Commission") on July 16, 2001 and declared effective by the Commission on August 7, 2001 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), relating to (1) $206,185,575 aggregate principal amount of Capital's Series F 7.125% Junior Subordinated Notes due June 30, 2042 (the "Junior Subordinated Notes"), (2) 8,000,000 7.125% Trust Preferred Securities of Southern Company Capital Trust VI (the "Trust Preferred Securities"), (3) Southern's issuance of a guarantee with respect to the Trust Preferred Securities (the "Preferred Securities Guarantee") and (4) Southern's issuance of a guarantee with respect to the Junior Subordinated Notes (the "Subordinated Note Guarantee"). The Junior Subordinated Notes will be issued pursuant to the Subordinated Note Indenture dated as of June 1, 1997 among Southern, Capital and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee (the "Trustee"), as amended and supplemented by a Fourth Supplemental Indenture dated as of July 31, 2002 (collectively, the "Subordinated Note Indenture"). The Preferred Securities Guarantee will be issued pursuant to a Preferred Securities Guarantee Agreement (the "Preferred Securities Guarantee Agreement"), dated as of July 1, 2002 between Southern and Deutsche Bank Trust Company Americas (the "Guarantee Trustee"). The Subordinated Note Guarantee will be issued pursuant to the Subordinated Note Indenture.

The Southern Company
Southern Company Capital Funding, Inc.
July 31, 2002
Page 2



         We have examined the Registration Statement and also the Subordinated
Note Indenture and the Preferred Securities Guarantee Agreement, which have been filed with the Commission as exhibits to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of Southern and Capital.

         In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have also assumed that: (1) the Subordinated Note Indenture is a valid and legal binding obligation of the Trustee and (2) the Preferred Securities Guarantee Agreement is a valid and legally binding obligation of the Guarantee Trustee.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

     1. Each of the Preferred Securities Guarantee and the Subordinated Note Guarantee is a valid, binding and legal obligation of Southern enforceable against Southern in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws relating to or affecting creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity).

     2. The Junior Subordinated Notes are valid, binding and legal obligations of Capital enforceable against Capital in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity).

         In rendering the foregoing opinions, with respect to matters of New York law, we have relied on the opinion of Dewey Ballantine LLP attached hereto as Annex I.

         We are members of the State Bar of Georgia and we do not express any opinion herein concerning any law other than the law of the State of Georgia and the federal law of the United States and, to the extent set forth herein, the laws of the State of New York.

The Southern Company
Southern Company Capital Funding, Inc.
July 31, 2002
Page 3


         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the statements with respect to our name under the heading "Legal Matters" in the prospectus forming part of the Registration Statement and "Legal Opinions" in the prospectus supplement dated July 24, 2002. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose, without our prior written consent.

                                                     Very truly yours,



                                                     TROUTMAN SANDERS LLP

                                July 31, 2002


Troutman Sanders LLP
600 Peachtree Street, N.E., Suite 5200
Atlanta, Georgia 30308-2216

         RE:      Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to the underwriters in connection with the Registration Statement on Form S-3 (Registration Statement Nos. 333-65178, 333-65178-01, 333-65178-02 and 333-65178-03) (the "Registration Statement")
filed by The Southern Company ("Southern"), Southern Company Capital Funding, Inc. ("Capital") and certain trusts with the Securities and Exchange Commission (the "Commission") on July 16, 2001 and declared effective by the Commission on August 7, 2001 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), relating to (1) $206,185,575 aggregate principal amount of Capital's Series F 7.125% Junior Subordinated Notes due June 30, 2042 (the "Junior Subordinated Notes"), (2) 8,000,000 7.125% Trust Preferred Securities of Southern Company Capital Trust VI (the "Trust Preferred Securities"), (3) Southern's issuance of a guarantee with respect to the Trust Preferred Securities (the "Preferred Securities Guarantee") and (4) Southern's issuance of a guarantee with respect to the Junior Subordinated Notes (the "Subordinated Note Guarantee"). The Junior Subordinated Notes will be issued pursuant to the Subordinated Note Indenture dated as of June 1, 1997 among Southern, Capital and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee (the "Trustee"), as amended and supplemented by a Fourth Supplemental Indenture dated as of July 31, 2002 (collectively, the "Subordinated Note Indenture"). The Preferred Securities Guarantee will be issued pursuant to a Preferred Securities Guarantee Agreement (the "Preferred Securities Guarantee Agreement"), dated as of July 1, 2002 between Southern and Deutsche Bank Trust Company Americas (the "Guarantee Trustee"). The Subordinated Note Guarantee will be issued pursuant to the Subordinated Note Indenture.

         We have examined the Registration Statement and also the Subordinated
Note Indenture and the Preferred Securities Guarantee Agreement, which have been filed with the Securities and Exchange Commission as exhibits to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of Southern and Capital.

         In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have also assumed that (1) the Subordinated Note Indenture is a valid and legal binding obligation of the Trustee and (2) the Preferred Securities Guarantee Agreement is a valid and legally binding obligation of the Guarantee Trustee.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

1. Each of the Preferred Securities Guarantee and the Subordinated Note Guarantee is a valid, binding and legal obligation of Southern enforceable against Southern in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity).

2. The Junior Subordinated Notes are valid, binding and legal obligations of Capital enforceable against Capital in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity.)

         We are members of the State Bar of New York and we do not express any opinion concerning any law other than the law of the State of New York.

         This opinion is furnished solely for your benefit in connection with your rendering an opinion to Southern and Capital to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion. This opinion may not be relied upon by you for any other purpose, or quoted to or relied upon by any other person, firm or entity for any purpose, without our prior written consent.

                                                 Very truly yours,



                                                 /s/ DEWEY BALLANTINE LLP
                                                 DEWEY BALLANTINE LLP